CrowdStreet REIT I, Inc.

Common Stock

Subscription Agreement

This subscription agreement (“Subscription Agreement”) provides important information and documentation needed to subscribe for and invest in common shares (“Shares”) in CrowdStreet REIT I, Inc., a Delaware corporation (the “Fund”). CrowdStreet Advisors, LLC, a Delaware limited liability company (the “Investment Manager”), will serve as Investment Manager to the Fund.

By signing the signature page to this Subscription Agreement (“Signature Page”), you agree to be bound by the terms of the Subscription Agreement and the Bylaws of the Fund (as amended and/or restated from time to time, the “Bylaws”) and you acknowledge receipt of the Private Placement Memorandum and Bylaws of the Fund and/or any other offering materials provided to you with respect to the Shares through the date of your execution of this Subscription Agreement (collectively, the “Offering Materials”).

This Subscription Agreement includes each of the following items:

●	Part I – Instructions

●        Part II – Investor Questionnaire and Signature Page to Subscription Agreement (note that subscriptions by individual retirement accounts require the signature of the qualified IRA custodian or trustee and should be discussed with your tax adviser in advance).

●	Part III – IRS Form W-9

●        Part IV – Terms of Subscription, which provides legally binding terms of the Subscription Agreement additional to those in the Investor Questionnaire

Subscribers (“Subscribers”) for Shares should review the materials provided carefully and follow the steps and instructions below. The terms “I,” “me,” “my” and similar terms used throughout this Subscription Agreement refer to the Subscriber.

Please carefully review and follow the instructions to subscribers immediately following this cover page. Incomplete subscription agreements will be returned to subscribers for completion. Subscribers are strongly encouraged to seek independent legal, investment and tax advice regarding their individual circumstances and financial objectives in determining whether to subscribe for common shares in the Fund.

Part I: Instructions

In order to invest in Shares, please complete the following steps.

1.       Investor Questionnaire: Please complete and sign this Subscription Agreement including the investor questionnaire.

2.       Supplemental information and documentation: Please gather the following:

●        For entity investors, a copy of the applicable organizational and authority documents (e.g., trust instrument, certificate of incorporation, certificate of formation, corporate resolutions, bylaws, partnership agreement, operating agreement, plan documents, etc.).

●        For natural person investors, a copy of a driver’s license, passport or other government-issued form of identification.

●        IRS Form W-9 (included as Part III of this Subscription Agreement).

3.                   When and Where to Send: The Investor Questionnaire, Signature Page, and supplemental materials should be submitted at Crowdstreet.com or delivered electronically as soon as possible to funds@crowdstreet.com.

4.                   Capital Contributions: Pursuant to the Bylaws, Subscribers accepted as a stockholder of the Fund (“Stockholders”) will be required to contribute 100% of their Subscription Amount upon admission to the Fund.

5.                   Questions: If you have any questions about the Subscription Agreement, please contact funds@crowdstreet.com. An incomplete Subscription Agreement will be returned to Subscriber for completion.

6.                   Additional Information: The Investment Manager may, in its sole discretion, request other information from the Subscriber, including information necessary to verify Subscriber’s status as an accredited investor as required pursuant to the exemption from registration provided under Rule 506(c) of Regulation D of the Securities Act of 1933, as amended.

Part II: Investor Questionnaire and Signature Page

1.                   Subscriber Information.

Subscription Amount: U.S. $______________

Note: Enter total amount you wish to invest. At closing on our purchase, the Fund will confirm the number of shares that are issued to you in accordance with the schedule set forth in the Private Placement Memorandum.

Investor:

For natural persons: For entities:

Name:______________________________ Name: ________________________________

First Name, Middle Initial, Last Name Full entity Name

Date of Birth: ________________________ Date of Organization: ____________________

State of Organization: ____________________

Indicate if Investor is:

☐ S Corporation

☐ Grantor Trust

☐ Limited Partnership

☐ Limited Liability Company

☐ Estate

☐ Trust-EIN (trust with EIN in format: 12-3456789)

☐ Trust-SSN (trust with EIN in format: 123-45-6789)

☐ Public Pension Plan

☐ Sovereign Investment Fund

☐ C Corporation ☐ General Partnership ☐ Limited Liability Partnership ☐ Exempt Organization ☐ Nominee-EIN ☐ Nominee-SSN ☐ Natural Person ☐ SD-IRA ☐ Other _____________
Note: If Subscriber is an entity (e.g., a trust, partnership, corporation, etc.), please answer the questions in this Investor Questionnaire from the perspective of the entity itself, rather than from the perspective of the individual who will be signing for the entity.

Physical Street Address: Mailing Address for All Communications:

☐ Check if same as street address

_________________________________________ ______________________________________________

Address – Line 1 Address – Line 1

_________________________________________ ______________________________________________

Address – Line 2 Address – Line 2

_________________________________________ ______________________________________________

City City

______________________ _________________ _______________________________ ____________

State Zip Code State Zip Code

Primary Telephone Number: ____________________________ Mobile Phone: ________________________
E-Mail Address: ________________________________________
Social Security Number or Tax Identification Number: ____________________________ Note: Tax form will be associated with SSN/TIN provided

Documentation

☐ For entity investors, attach a copy of the applicable organizational and authority documents (e.g., trust instrument, certificate of incorporation, certificate of formation, corporate resolutions, partnership agreement, operating agreement, plan documents, etc.).

For natural person investors, check form of ownership below, and provide a copy of driver’s license, passport or other government-issued form of identification.

☐ Individual Ownership (One signature required)

☐ Tenants in Common (All tenants must sign)

☐ Joint Tenants with Right of Survivorship (All tenants must sign)

☐ Individual Retirement Account (“IRA”) (One signature required)

2.                   Status as a U.S. Person.

☐	I am a U.S. person

within the meaning of Rule 902(a)(k) under the Securities Act of 1933, as amended (the “Securities Act”), based on the fact that (a) I/we am/are a natural person resident in the United States; (b) I am a corporation, partnership, limited liability company, or equivalent legal entity organized under the laws of any state of the United States; or organized or incorporated under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined below) who are not natural persons, estates or trusts; (c) I am an estate of which any executor or administrator is a U.S. person, or a trust of which any trustee is a U.S. person; or (d) I am an investment account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person.

☐	I am not a U.S. person

Note: Non-US persons may not be eligible to invest. The Investment Manager will reach out to you.

3.                   Accredited Investor Status. I am an “accredited investor,” within the meaning of Rule 501(a) under the Securities Act, based on the fact that (check at least one; check all that apply):

Natural Persons & Joint Accounts:

☐ I am a natural person who has a net worth, either individually or on a joint basis with my spouse, of at least U.S. $1,000,000.

☐ I am a natural person who has had individual income in excess of U.S. $200,000 for each of the two most recent years, or joint income with my spouse in excess of $300,000 in each of those years, and I have a reasonable expectation of reaching the same income level in the current year.

☐ I am a director, executive officer or equivalent of the Fund or the Investment Manager.

☐ I am a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”).

Note: “Net worth” means the excess of total assets at fair market value over total liabilities. For purposes of determining “net worth,” the primary residence owned by an individual should be excluded as an asset. Any liabilities secured by the primary residence should be included in total liabilities only if and to the extent that: (1) such liabilities exceed the fair market value of the residence; or (2) such liabilities were incurred within sixty (60) days before the sale of the Shares (other than as a result of the acquisition of the primary residence).

Entities:

☐ I am a corporation, Massachusetts or similar business trust, partnership, limited liability company, or organization described in Section 501(c)(3) of the Internal Revenue Code of with total assets in excess of U.S.$5,000,000, and I will not hold Shares that represent more than 40% of the total value of my assets after the purchase of my Shares.

☐ I am a trust not formed for the specific purpose of acquiring Shares with total assets in excess of $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Fund.

  ☐ I am a revocable trust (including a revocable trust formed for the specific purpose of acquiring Shares), whose grantor or settlor is an Accredited Investor.

☐ I am an entity in which all of the equity owners are “accredited investors” taking into account all “look-thru” and attribution rules under applicable law. (If you have checked this box only, have each equity owner fill out this Accredited Investor Status section of the questionnaire).

☐ I am an employee benefit plan within the meaning of ERISA (i.e., IRA, Roth IRA, 401k, Profit Sharing Plan) (a) for which the investment decision to acquire Shares is being made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company, or registered investment adviser, (b) that has total assets in excess of $5,000,000, or (c) that is self-directed, with the investment decisions made solely by persons who are Accredited Investors.

Less Common Situations:

☐ I am a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐ I am an insurance company as defined in Section 2(13) of the Securities Act.

☐ I am an investment company registered under the Investment Company Act of 1940 (“ICA”) or a business development company as defined in Section 2(a)(48) of the ICA.

☐ I am a Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958.

☐ I am a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality thereof, for the benefit of employees, having total assets in excess of $5,000,000.

  ☐ I am an “accredited investor” for reasons not described herein (in which event, the Investment Manager will reach out to you for additional information supporting your “accredited investor” status).

☐	I am not an accredited investor.

Note: The Fund is required to verify the Subscriber’s accredited investors status. The Subscriber (i) must provide its prior two years’ income tax returns and, if applicable certify that the Subscriber reasonably expects to reach the required income level ($200,000 for an individual and $300,000 for a married couple) in the current year; (ii) provide (within the last three months) verification of the Subscriber’s assets via bank or brokerage statements, appraisal reports, or similar documents and verify liabilities via a credit report; and (iii) provide confirmation from the Subscriber’s broker-dealer, investment advisor, attorney, or certified public accountant that the Subscriber is accredited based upon information verified within the last three months.

4.                   Qualified Purchaser Status. I am a “qualified purchaser” as defined in section 2(a)(51)(a) of the 1940 Act, based on the fact that (check any that apply – not required to invest):

☐ I am a natural person (including a person who holds a joint, community property or other similar shared ownership interest in the Fund with my qualified purchaser spouse) who owns not less than $5 million in “investments.”

☐ I am an entity (a) whose “investment” in the Fund does not constitute more than forty percent (40%) of my committed capital or total assets, (b) that has not been formed, organized, reorganized, capitalized, or recapitalized for the specific purpose of acquiring an interest in the Fund, (c) that either (i) is not an entity that would be required to register as an investment company under the 1940 Act but for reliance on an exemption pursuant to Section 3(c)(l) or 3(c)(7) thereof or (ii) was formed after April 30, 1996; and (check one):

☐ is acting for its own account or the accounts of other Qualified Purchasers; AND that in the aggregate owns and/or invests on a discretionary basis not less than $25,000,000 in “investments.”

☐ that owns not less than $5,000,000 in “investments”; AND that is, or is directly or indirectly owned entirely by or for, a “family company.”

☐ that is a trust (other than a trust that is “family company” as provided above) for which the investment in the Fund is directed by a Qualified Purchaser AND in which each settlor or other person who has contributed assets is a Qualified Purchaser.

☐ I am a “qualified institutional buyer” as defined in paragraph (a) of Rule 144A under the Securities Act, acting for its own account, the account of another qualified institutional buyer, or the account of a qualified purchaser; provided (i) that a dealer described in paragraph (a)(1)(ii) of Rule 144A will own and invest on a discretionary basis at least U.S. $25 million in securities of issuers that are not affiliated persons of the dealer; and (ii) that a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of the plan.

☐ I am an entity (other than an entity formed prior to April 30, 1996 that would be required to register as an investment company under the 1940 Act but for an exemption under Section 3(c)(1) or 3(c)(7) thereunder), each beneficial owner of the securities of which is a qualified purchaser taking into account the need to look through certain entities under applicable law. (If you have checked the box only, please have each equity owner fill out fill out this Qualified Purchaser Status section of this Investor Questionnaire).

☐ I am none of the above. (you are still eligible to invest if you are accredited)

Note: See Appendix A for additional information regarding the terms applicable to Qualified Purchasers.

5.                   ERISA – Benefit Plan Investor Status.

Select one of the following:

☐ No, I am not an ERISA benefit plan (if you check this box, proceed to question 6)

☐ Yes, I am an IRA account, 401k, or Profit Sharing Plans, and/or I am, or am acting (directly or indirectly) on behalf of an employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not the plan is subject to Title I of ERISA; a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code; or a “benefit plan investor” within the meaning of 29 C.F.R. Section 2510.3-101.

Less common situations:

☐ Yes, I am, or am acting (directly or indirectly) on behalf of an entity with respect to which 25% or more of the value of any class of its equity is held by entities described in (1) above; provided that for purposes of making the determination, the value of any equity interest held by a person (other than an entity described in (1) above) who has discretionary authority or control with respect to the assets of the entity or a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such person, will be disregarded.

☐ Yes, I am, or I am investing the assets of, an insurance company general account.

_______% percentage of insurance company general account’s assets invested in Shares are the assets of “benefit plan investors”

_______% maximum percentage of the insurance company general account’s assets invested in Shares that are or may in the future be deemed to be the assets of “benefit plan investors”

☐	I am, or I am acting (directly or indirectly) on behalf of, a Plan Investor that is subject to provisions of any federal, state, local, non-U.S. or other laws or regulations that are (x) similar to those provisions contained in ERISA or the Code and (y) similar to the provisions of the Department of Labor ERISA plan asset regulations or which would otherwise provide that the assets of the Fund could be deemed to include “plan assets” under such law or regulation.

6.                   Regulation D Disqualifying Event.

☐	I am not subject to any Rule 506(d) “disqualifying events” (proceed to question 7)

☐ I am subject to one or more of the following disqualifying events (check any that apply):

☐ I have been convicted within ten years of the date of my signature of any felony or misdemeanor (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC, or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐ I am subject to any order, judgment or decree of any court of competent jurisdiction entered within five years of the date of my signature that presently restrains or enjoins me from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐ I am subject to a final order of a state securities commission (or agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that (i) as of the date of my signature, bars me from (A) association with an entity regulated by one of these commissions, authorities, agencies or officers, (B) engaging in the business of securities, insurance or banking or (C) engaging in savings association or credit union activities, or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years of the date of my signature;

☐ I am subject to any order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that as of the date of my signature (i) suspends or revokes my registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on my activities, functions or operations or (iii) bars me from being associated with any entity or from participating in the offering of any penny stock;

☐ I am subject to any order of the SEC entered within five years of the date of my signature that presently orders me to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws or (ii) Section 5 of the Securities Act;

☐ I am, as of the date of my signature, suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

☐ I have filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years of the date of my signature on the Signature Page, was the subject of a refusal order, stop order or order suspending the Regulation A exemption, or is presently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

☐ I am subject to a United States Postal Service false representation order entered within five years of the date of my signature on the Signature Page or presently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Note: For purposes of this item, references to “I” include any person whose interest in, or relationship to, me is deemed to make that person a beneficial owner of my voting securities under Exchange Act Rule 13d-3 and within the meaning of Rule 506(d). A person is a beneficial owner of a security if, for among other reasons, such person directly or indirectly has or shares (a) the power to vote or to direct the voting of such security and/or (b) the power to dispose of or direct the disposition of such security. Control means the power, direct or indirect, whether exercised or not exercised, to determine, direct, or decide important matters affecting an entity, subject to regulations prescribed by CFIUS, and includes negative control (i.e., the ability to prevent an entity from making a particular decision).

7.                   Committee on Foreign Investment in the United States (CFIUS) Foreign Person Status.

☐	I am not a foreign person as defined below or otherwise as defined under Section 721 of the Defense Production Act of 1950

☐ I am a foreign person because I am:

☐	A foreign national – i.e., neither a U.S. citizen nor another individual who owes his or her sole allegiance to the United States.
☐	A foreign government, including any government-controlled legal entity organized or incorporated under the laws of any foreign (i.e., non-U.S.) jurisdiction.
☐	A foreign entity, including any legal entity organized or incorporated under the laws of any foreign (i.e., non-U.S.) jurisdiction.
☐	A U.S. national over whom control is exercised or may be exercisable – in any form – by a foreign national, foreign government or foreign entity (e.g., I have substantial debts held by a foreign government, etc.)
☐	A legal entity organized or incorporated under the laws of any state of the United States over whom control is exercised or may be exercisable – in any form – by a foreign national, foreign government or foreign entity (e.g., I have a foreign shareholder that has the right to nominate candidates for one or more board seats; I have a foreign Investment Manager or general partner; a foreign person otherwise participates in my important decision-making processes; etc.).

8.                   Special Status Certifications. Please check all that apply (these situations are not common):

☐	Public records access laws apply to me: I am directly or indirectly (a) subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552 (“FOIA”), any U.S. state public records access law, or any U.S. state or other jurisdiction’s laws similar in intent or effect to FOIA, or (b) subject, by regulation, contract or otherwise, to disclose information concerning the Fund to a trading exchange or other market where my interests are sold or traded, whether foreign or domestic, or (c) an agent, nominee, fiduciary, custodian or trustee for any person described in the preceding clauses (a) or (b) where information concerning the Fund provided or to be disclosed to that agent, nominee, fiduciary, custodian or trustee by the Fund or the Investment Manager is provided or could at any time become available to a person described in the preceding clauses (a) or (b).
☐	I am a Bank Holding Company under 2(a) of the U.S. Bank Holding Company Act of 1956, or a non-bank subsidiary of such bank holding company, or a foreign bank subject to the BHC Act pursuant to the International Banking Act of 1978 or a subsidiary of any such foreign bank subject to the BHC Act.

☐ None of the above apply to me.

9.                   Truthfulness of Information Provided; Additional Information.

I represent and warrant to the Fund and the Investment Manager that the answers I have provided in this Investor Questionnaire and each Form W-9 or other applicable IRS Form that I have delivered to the Investment Manager as my investor information are current, true, correct and complete and do not omit to state any material fact necessary in order to make the statements contained in those documents not misleading. I further represent that the address set forth in this Investor Questionnaire is my true and correct legal address. I agree to notify the Fund and the Investment Manager of any change to the information provided in this Investor Questionnaire promptly, but in any event within thirty (30) calendar days of the change.

I represent and warrant that all of the representations and warranties I am making in this Subscription Agreement are true and accurate as of the date of my signature on the Signature Page. If any representations and warranties are not true and accurate prior to acceptance of this Subscription Agreement, I shall give prompt written notice of this fact to the Fund and the Investment Manager specifying which representations and warranties are not true and accurate and the reasons why they are not. I agree to notify the Fund and the Investment Manager promptly if there is any change with respect to any of the representations and warranties in this Subscription Agreement.

I agree that at any time in the future at which I may acquire an additional Shares, I shall be deemed to have reaffirmed, as of the date of acquisition of the additional Shares, each and every representation and warranty made by me in this Subscription Agreement or any other instrument provided by me to the Fund and the Investment Manager in connection with that acquisition, except to the extent modified in writing by me and consented to by the Fund and the Investment Manager.

I agree on behalf of myself and my successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver any other instruments, documents and statements and to take any other actions as the Investment Manager may determine to be necessary or appropriate to effectuate and carry out the purposes of this Subscription Agreement and the Bylaws.

10.               Electronic Delivery. The Fund, the Investment Manager and/or any third party service provider to the Fund may provide you (or your designated agents) (i) statements, reports, and all other communication relating to the Fund and your investment in the Fund, including investment information, subscription activity, tax information, and annual and other updates of the Fund’s consumer privacy policies and procedures; and (ii) all communication relating to the Investment Manager (collectively, the “Disclosures”), in electronic form, such as through a file attached to an email sent to the email address provided by you, or over a private internet site, in lieu of or in addition to sending such Disclosures as hard copies via facsimile or mail. If the Disclosures are made available over the internet, you may be notified of their availability through an email sent to the email address provided by you. You agree that all Disclosures provided to you via email notification or website will be deemed to have been good and effective delivery to you when sent or posted, regardless of whether you actually or timely receive or access the email notification. Email messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient. Each of the Fund, the Investment Manager and any third party service provider reserves the right to intercept, monitor and retain email messages to and from its systems as permitted by applicable law. The Investment Manager’s acceptance of your subscription is not conditioned on consent to electronic delivery of Disclosures. You agree that you will be solely responsible for notifying the Fund in writing of any change in your email address and that the Fund may not seek to verify or confirm your email address as provided. You may also request delivery of a paper copy of any Disclosures by contacting the Fund.

11.               Agreements. I have received, and understand that I should read and carefully review, the following documents in connection with submitting a Subscription Agreement, and I agree, if my Subscription Agreement is accepted by the Investment Manager in its discretion, to be bound by the terms of the following agreements, all as evidenced by my executing the Signature Page and delivering the Signature Page to the Investment Manager:

(a)                The Bylaws;

(b)                This Subscription Agreement, which sets forth the terms governing my investment in the Fund, and sets forth certain representations I am making in connection with my investment in the Fund; and

(c)                The Offering Materials.

12.               Related Party Acknowledgement. I represent and warrant that, to the best of my knowledge, I do not control, am not controlled by or under common control with, any other investor in the Fund.

SIGNATURE PAGE FOLLOWS

I agree to comply with and be bound by all terms of the Subscription Agreement, including this Investor Questionnaire, Terms of Subscription, and all other components of the Subscription Agreement.

The following risks are among the many significant risks associated with an investment in the Fund and do not represent all of the current and future risks associated with an investment in the Fund:

•	An investment in the Fund is speculative with a substantial risk of loss, including risks typically associated with commercial real estate.
•	A prospective investor should invest in the Fund only if it can sustain a complete loss of its investment.
•	The Shares are not listed on any securities exchange, no secondary market for the Shares exists or is expected to develop.
•	Shares are subject to substantial restrictions. Shares will not be redeemable at a Shareholder’s option. As a result, an investor may not be able to sell or otherwise liquidate their Shares.
•	An investment in the Fund may not be suitable for investors who may need the money they invested in a specified timeframe.
•	The amount of distributions that the Fund may pay, if any, is uncertain. There is no assurance that distributions paid by the Fund will be maintained at a certain level or that dividends will be paid at all.
•	The Investment Manager and its affiliates sponsor and manage other funds and expect to form additional other funds in the future and may offer investment opportunities to persons other than the Fund or another fund, which may result in the Fund receiving a smaller allocation, or no allocation at all, of any such investment and the Fund may be left with less attractive investment opportunities as a result of this conflict.
•	There can be no assurance that the Fund will achieve its investment objectives or that its investment program will be successful, and an Investor could lose all of its investment in the Fund.

For Individual/Joint Accounts
Subscriber Signature Name of Subscriber ____________________________ Date	Joint Account Holder Signature, if applicable Subscriber Signature Name of Subscriber ____________________________ Date
For LLCs/Corporations/Other Entities

Signature of Authorized Signer Name of Authorized Signer Title of Authorized Signer Subscriber Entity Name ____________________________ Date	Additional Signer, if applicable Signature of Authorized Signer Name of Authorized Signer Title of Authorized Signer Subscriber Entity Name ____________________________ Date

ACCEPTANCE OF SUBSCRIPTION
(to be filled out only by the Investment Manager)

The Investment Manager hereby accepts the above application for subscription for Shares.

Investment Manager:

CrowdStreet Advisors, LLC

By: _________________________________

Name:

Title:

Date: _________________________________

Accepted for

Admission as of: ________________________

Appendix A

Definition and Methodology for Valuation of Investments for Qualified Purchasers

The term “investments” means:

(1)	Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Subscriber that owns those securities, unless the issuer of the securities is:
(i)	An investment company under, or a company that would be an investment company but for the exclusions or exemptions provided by, the 1940 Act, or a commodity pool; or
(ii)	A Public Company (as defined below); or
(iii)	A company with shareholders’ equity of not less than U.S. $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements; provided that the financial statements present the information as of a date within 16 months preceding the date on which the Subscriber acquires the Interest;
(2)	Real estate held for investment purposes;
(3)	Commodity Interests (as defined below) held for investment purposes;
(4)	Physical Commodities (as defined below) held for investment purposes;
(5)	To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;
(6)	In the case of a Subscriber that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act, or a commodity pool, any amounts payable to the Subscriber pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Subscriber upon the demand of the Subscriber; and
(7)	Cash and cash equivalents (including foreign currencies) held for investment purposes. Cash and cash equivalents include: (i) bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for investment purposes; and (ii) the net cash surrender value of an insurance policy.

“Investments” do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of the owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes; provided that real estate owned by a Subscriber who is engaged primarily in the business of investing, trading or developing real estate in connection with that business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to that real estate are not disallowed by Section 280A of the Code.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Subscriber who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with that business may be deemed to be held for investment purposes.

“Commodity Interests” means, in accordance with Rule 2a51-1(a) under the 1940 Act, commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i)	Any contract market designated for trading those transactions under the Commodity Exchange Act (“CEA”) and the rules thereunder; or
(ii)	Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the CEA.

Note that the term “commodity interests” differs for purposes of Commodity Futures Trading Commission (“CFTC”) rules and regulations from the definition under Rule 270.2a51-1(a) and that the reference to Part 30 of the rules under the CEA, above, is to a previous version of the CFTC’s rules and regulations but is still included in Rule 2a51-1(a).

“Family Company” means an entity that owns not less than U.S. $5 million in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of those persons, the estates of those persons, or foundations, charitable organizations or trusts established for the benefit of those persons.

“Financial Contract” means any arrangement that:

(i)	Takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;
(ii)	Is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and
(iii)	Is entered into in response to a request from a counter-party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counter-party to the arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

“Public Company” means a company that:

(i)	Files reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; or
(ii)	Has a class of securities that are listed on a “designated offshore securities market,” as defined by Regulation S of the Securities Act.

“Related Person” means a person who is related to the Subscriber as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Subscriber, or is a spouse of that descendant or ancestor, provided that, in the case of a Family Company (as defined below), a Related Person includes any owner of the Family Company and any person who is a Related Person of that owner.

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, the amount of his or her investments may include investments held jointly with a spouse, or investments in which he or she shares a community property or similar shared ownership interest with a spouse. In determining whether spouses who are making a joint investment in the Series are qualified purchasers, the amount of each spouse’s investments may include any investments owned by the other spouse (whether or not investments are held jointly). The amount of these investments will be reduced by any amounts specified by paragraph 2(a) of the section below (“Valuation of Investments”) incurred by a spouse. In addition, the amount of a person’s investments may include any investments held in an individual retirement account or similar account, if the investments are directed by and held for the benefit of that person.

Valuation of investments

The general rule for determining the value of investments in order to ascertain whether a person is a “qualified purchaser” is that the value of the aggregate amount of investments owned and invested on a discretionary basis is either their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisos:

(1)	In the case of Commodity Interests (as defined above), the amount of investments is the value of the initial margin or option premium deposited in connection with the Commodity Interests; and
(2)	In each case, the amount of investments is reduced by the following:
(a)	The amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring investments; and
(b)	For a Family Company, the amount in (a) plus the amount of any outstanding indebtedness incurred by the owner of the Family Company to acquire investments, if applicable.

Part III: Form W-9

Part IV: Terms of Subscription

Subscriber acknowledges having received and read the private placement memorandum of the Fund (as may be amended or supplemented from time to time, the “Private Placement Memorandum”) and the bylaws of the Fund (as amended and/or restated from time to time, the “Bylaws”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Bylaws.

1.                   Subscription. The Subscriber hereby irrevocably subscribes pursuant to this subscription agreement (this “Subscription Agreement”) for common shares (“Shares”) in, and wishes to be admitted as a stockholder (“Stockholder”) of, CrowdStreet REIT I, Inc., a Delaware corporation (the “Fund”), with a subscription amount (“Subscription Amount”) set forth in the Investor Questionnaire portion of this Subscription Agreement (the “Investor Questionnaire”) at a price per Share determined as set forth in the Private Placement Memorandum.

2.                   Acceptance of Agreement; Conditions. The Subscriber understands and agrees that this subscription is made subject to the terms and conditions contained in this Subscription Agreement and the Bylaws, and that CrowdStreet Advisors, LLC, the Investment Manager of the Fund (the “Investment Manager”), shall have the right to accept or reject the Subscriber’s subscription for any reason or no reason, in whole or in part, and at any time prior to its acceptance. The Subscriber agrees to provide any information reasonably requested by the Investment Manager to verify the accuracy of the representations contained herein. The Subscriber acknowledges that the Fund expects to enter into separate subscription agreements with other investors providing for the sale of Shares.

3.                   Representations, Warranties and Covenants of the Subscriber. The Subscriber hereby represents and warrants to, and agrees with, the Related Parties as follows:

3.1.             Reliance. The Fund, the Investment Manager, and their respective officers, directors, principals, members, employees, agents, and other affiliates (collectively, the “Related Parties”) will be relying on the information, representations, warranties and covenants of the Subscriber in this Subscription Agreement for many purposes.

3.2.             Binding Obligation. The Bylaws and the Subscription Agreement shall become binding and enforceable against the Subscriber in accordance with their terms upon the Subscriber on the date, if any, that the Investment Manager accepts this subscription in whole or in part. The Subscriber understands that, upon acceptance by the Investment Manager, the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any of the powers conferred in this Subscription Agreement. Upon acceptance the Subscriber shall be deemed to be admitted as a Stockholder of the Fund and agrees to be bound by all of the terms and provisions of the Bylaws and to perform all of its obligations therein. The Subscriber further agrees to execute such other documentation as the Fund or the Investment Manager may reasonably request in order to reflect the agreement of the undersigned set forth herein.

3.3.             Regulatory Issues.

(a)                Advisers Act Matters. The Subscriber understands that, as of the date of this Subscription Agreement, the Investment Manager is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). To the fullest extent permitted by law, the duties, including fiduciary duties, of the Investment Manager to the Subscriber or any Stockholder may be modified or eliminated as set forth in the Investment Management Agreement between the Fund and the Investment Manager (as may be amended from time to time, the “Investment Management Agreement”).

(b)                No Registration of Shares. The Subscriber acknowledges and understands that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is that registration contemplated, (ii) the Shares are being offered and sold under an exemption from registration provided in Section 4(a)(2) and Regulation D of the Securities Act, and (iii) the transactions contemplated in the Bylaws, this Subscription Agreement and the Offering Materials have not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization. The Fund, and the Subscriber as a holder of Shares, will not be afforded the full set of protections provided under the Securities Act or comparable state law.

(c)                Investment Company Act Matters. The Subscriber understands and agrees that the Fund intends to: (i) register as a closed-end management investment company under the Investment Company Act and (ii) file an election to be taxed as a real estate investment trust under the Code; pursuant to that election, the Subscriber may be required to furnish certain information to the Fund as required under the code and treasury regulations.

(d)                Exchange Act Matters. The Subscriber understands that the Investment Manager is not registered with the SEC or with the securities commission of any state or other jurisdiction as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Fund, and the Subscriber as a holder of Shares, will not be afforded the full set of protections provided under the Exchange Act or comparable state law.

3.4.             Authorization; No Conflict.

(a)                Authorization of Individuals. If the Subscriber is an individual:

(i)                 The Subscriber has all requisite legal capacity for the purchase of Shares;

(ii)               The Subscriber has all requisite legal capacity for the execution and delivery of this Subscription Agreement and each other document required to be executed and delivered by the Subscriber in connection with this subscription for Shares; and

(iii)             Neither the execution, delivery or performance of this Subscription Agreement or any other document required to be executed and delivered by the Subscriber in connection with this subscription for Shares, nor the consummation of any of the transactions contemplated hereby or thereby by the Subscriber, (a) will violate or conflict with any law, rule, regulation, judgment, order or decree of any court or other governmental body, (b) will conflict with or result in any breach or default under, permit any party to accelerate any rights under or terminate, or result in the creation of any lien, charge or encumbrance pursuant to the provision of any material contract, indenture, mortgage, lease, franchise, license, permit authorization, instrument or agreement of any kind to which the Subscriber is a party or by which the Subscriber is bound or to which the properties or assets of the Subscriber are subject, or (c) will require the consent or approval of any person other than consents or approvals that have already been obtained.

(b)                Authorization of Entities. If the Subscriber is an entity:

(i)                 The Subscriber is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization and has the requisite power and authority to carry on its business and operations as now being conducted;

(ii)               The execution and delivery of this Subscription Agreement and each other document required to be executed and delivered by the Subscriber in connection with its subscription for

Shares, and the performance by the Subscriber under those agreements, have been duly authorized by appropriate action;

(iii)             The Subscriber shall deliver to the Investment Manager any evidence of the foregoing as the Investment Manager may reasonably require, whether by way of certified resolution or otherwise; and

(iv)              The person executing and delivering this Subscription Agreement and any other instruments on behalf of the Subscriber has all requisite power, authority and capacity to execute and deliver those instruments.

(c)                Ultimate Owners. If the Subscriber is acting as trustee, agent, representative or nominee for a subscriber (an “Ultimate Owner”), the Subscriber understands and acknowledges that the representations, warranties and agreements made in this Subscription Agreement are made by the Subscriber both (a) with respect to the Subscriber and (b) with respect to the Ultimate Owner. The Subscriber further represents and warrants that it has all requisite power and authority from the Ultimate Owner to execute and perform the obligations under this Subscription Agreement.

(i)                 Except as otherwise agreed to in writing with the Investment Manager, the Subscriber agrees to indemnify the Related Parties for any and all costs, fees and expenses (including reasonable legal fees and disbursements) in connection with any damages resulting from the assertion of the Subscriber’s lack of proper authorization from the Ultimate Owner to enter into this Subscription Agreement or perform its obligations under it.

3.5.             Offering Materials and Other Information.

(a)                Differences with Offering Materials. The Subscriber acknowledges that in the event of any differences between the terms provided in this Subscription Agreement and the Private Placement Memorandum, any term sheet or other offering materials provided to the Subscriber prior to signing the Signature Page (collectively, the “Offering Materials”), the terms and conditions of the Private Placement Memorandum shall supersede any different, conflicting or contrary information set forth in this Subscription Agreement and/or Offering Materials. The Subscriber has had an opportunity to (i) ask questions of and receive answers from the Investment Manager concerning the terms and conditions of this Subscription Agreement, the Bylaws, the Offering Materials and the business of the Fund and (ii) obtain any additional information concerning the offering, the Fund and any related material to the extent the Fund or the Investment Manager possesses relevant information or can acquire it without unreasonable effort or expense.

(b)                No Distribution. The Subscriber agrees not to copy, reproduce or deliver the Bylaws, the Offering Materials or this Subscription Agreement to any other person, except its professional advisers, without the consent of the Investment Manager.

(c)                No Reliance. The Subscriber acknowledges that in making a decision to subscribe for Shares, the Subscriber has relied solely upon the Bylaws and the Private Placement Memorandum and independent investigations made by the Subscriber. The Subscriber is not relying and may not rely on any pitch deck or other marketing materials for purposes of making a decision to subscribe for Shares. The Subscriber is also not relying on the Related Parties with respect to the legal, tax and other economic factors involved in this investment and understands that it is solely responsible for reviewing the legal, tax and other economic considerations involved with an investment in the Fund with its own legal, tax and other advisers. The Subscriber has consulted to the extent deemed appropriate by the Subscriber with the Subscriber’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Fund and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Fund, and believes that an investment in the Fund is suitable and appropriate for the Subscriber.

(d)                Subscriber’s Review. The Subscriber understands that it is solely responsible for reviewing this Subscription Agreement and, to the extent he, she or it believes necessary, for discussing with counsel the representations, warranties and agreements that the Subscriber is making in this Subscription Agreement. The Subscriber understands that Curtis, Mallet-Prevost, Colt & Mosle acts as counsel only to the Investment Manager and the Fund, and does not represent the Subscriber or any other person by reason of an investment in the Fund.

(e)                No Guarantees. Neither the Investment Manager nor anyone on their behalf has made any representations (whether written or oral) to the Subscriber (i) regarding the future performance of the Fund or (ii) that the past performance of the principals of the Fund will in any way predict the results of the Fund’s activities.

3.6.             Investment Representations.

(a)                No Resale. Shares are being acquired solely for the Subscriber’s account, for investment, and are not being purchased with a view to or for resale, distribution, subdivision or fractionalization.

(b)                Subscriber’s Knowledge. The Subscriber has sufficient knowledge and experience, either independently or together with his, her or its purchaser representative(s), in financial and business matters to enable the Subscriber to evaluate the merits and risks of an investment in the Fund.

3.7.             Investment Risks.

(a)                General Economic Risk. The Subscriber (i) is able to bear the economic cost of carrying the investment in the Fund for an indefinite period of time; (ii) has adequate means of providing for his, her or its current needs and possible personal contingencies even in the event of a complete loss of this investment; and (iii) has no need for liquidity of the Shares. The Subscriber’s investment in the Fund is consistent with the investment purposes and objectives and cash flow requirements of the Subscriber and will not adversely affect the Subscriber’s overall need for diversification and liquidity.

(b)                Distributions. The Subscriber acknowledges that distributions may be paid in cash or in kind.

(c)                Other General Risks. The Subscriber acknowledges and is aware of the following: (i) the Fund has a limited financial and operating history and this is the Fund’s first venture; (ii) the speculative nature and the degree of risk involved in the Fund’s proposed investment activities, as described in the Offering Materials and this Subscription Agreement; (iii) the nature of compensation to be paid to the Investment Manager; (iv) there are certain actual and potential conflicts of interest that should be considered by the Subscriber before subscribing for Shares; (v) the tax effects that may be expected by the Fund are not susceptible to precise prediction, and future legislation, future rulings of the Internal Revenue Service (“IRS”) and court decisions may have an adverse effect on one or more of the tax elections made by the Fund; and (vi) valuations for certain purposes under the Bylaws may be unaudited and/or estimated and the Investment Manager have certain rights with respect to valuing securities.

(d)                Additional Risk Disclosures. The Subscriber is solely responsible for reviewing, understanding and considering the risks above and any additional risks, including without limitation those described in the Offering Materials. The Fund’s business, financial condition and results of operations could be materially and adversely affected by any one or more of those risk factors, as could the underlying value of the Shares, which may lead to the complete loss of any investment Subscriber makes in Shares.

3.8.             Restrictions on Transfer and Redemption.

(a)             The Subscriber acknowledges and is aware that (i) Shares are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Fund’s maintenance of its status as a real estate investment trust (“REIT”) under the Code (as described in more detail below); (ii) there will be no public market for the Shares and none is expected to develop in the future; and (iii) a Stockholder may not voluntarily redeem its Shares. The Subscriber acknowledges that the Subscriber is aware and understands that the Subscriber may have to hold Shares subscribed for and bear the economic risk for this investment indefinitely, and it may not be possible for the Subscriber to liquidate its investment in Shares.

(b)             Subject to certain further restrictions or waiver, (x) no person may Beneficially Own or Constructively Own Shares of the Company in excess of 9.8% (in value or number of Shares) of the outstanding Shares of the Fund; (y) no person may Beneficially Own or Constructively Own Shares that would result in the Fund being “closely held” under Section 856(h) of the Code or otherwise cause the Fund to fail to qualify as a REIT; and (z) no person may Transfer Shares if such Transfer would result in the Shares of the Fund being owned by fewer than 100 persons. Any person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares that cause or will cause a person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Fund. If any of the restrictions on transfer or ownership are or would be violated, the Shares will be deemed to have automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries upon such transfer. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this notice have the meanings defined in the Bylaws, a copy of which, including the restrictions on transfer and ownership, will be furnished to each Stockholder on request and without charge.

3.9.             Transfer and Storage of Personal Data.

(a)                Personal Data. The Subscriber understands and agrees that in connection with the services provided to the Fund, the Fund and the related parties may transfer and/or store Subscriber’s personal data in various jurisdictions in which the Fund and the Related Parties have a presence, including in or to jurisdictions that may not offer a level of personal data protection equivalent to the Subscriber’s country of residence.

(b)                Disclosure of Personal Data. The Subscriber further understands and agrees that, although the Fund and the Related Parties will use their reasonable efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Related Parties may present this Subscription Agreement and the information provided in it, details of the Subscriber’s holdings in Shares, historical and pending transactions in the Fund and the values of those transactions, to any parties (e.g., affiliates, attorneys, auditors, administrators, brokers and regulators) as the Related Parties deem necessary or advisable to facilitate the acceptance and management of the Subscriber’s capital contributions, including, but not limited to, (x) in connection with anti-money laundering and similar laws, (y) if called upon to establish the availability under any applicable law of an exemption from registration of the Shares or to establish compliance with applicable law generally by the Related Parties, or (z) if the information is relevant to any issue in any action, suit, or proceeding to which the Related Parties are a party or by which they are or may be bound.

(c)                Disclosure by Law. The Related Parties may also release information about the Subscriber if directed to do so by the Subscriber, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation. Any disclosure, use, storage or transfer of information for these purposes shall not be treated as a breach of any restriction upon the disclosure, use, storage or transfer of information imposed on any person by law or otherwise.

3.10.          Anti-Money Laundering, Economic Sanctions, Anti-Bribery and Anti-Boycott Representations.

(a)             Identity of Subscriber and Beneficial Owners. Neither the Subscriber, nor any of its affiliates or direct or indirect beneficial owners, (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), nor is any of them otherwise a party with which the Fund is prohibited to deal under the laws of the United States or otherwise the subject or target of sanctions administered or enforced by OFAC (“Sanctions”); (ii) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities, or (iii) unless otherwise disclosed in writing to the Investment Manager prior to the Subscriber’s subscription for Shares, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure. A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. An “immediate family member” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws. A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

The Subscriber further represents and warrants that the Subscriber: (1) has conducted thorough due diligence with respect to all of its beneficial owners, (2) has established the identities of all direct and indirect beneficial owners and the source of each beneficial owner’s funds and (3) will retain evidence of those identities, any source of funds and any due diligence.

The Subscriber acknowledges and agrees that (i) should the Subscriber or majority owner be, or become at any time during its investment in the Fund, a subject of Sanctions, the Fund may immediately and without notice to the Subscriber cease any further dealings with the Subscriber until the Subscriber ceases to be a subject of Sanctions or a license is obtained under applicable law to continue such dealings, and (ii) the Fund and the Investment Manager shall have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the Subscriber in connection with the Subscriber or a majority owner becoming subject to Sanctions.

The Subscriber acknowledges and agrees that should any investment made on behalf of the Fund subsequently become subject to applicable Sanctions, the Fund may immediately and without notice to the Subscriber cease any further dealings with that investment until the applicable Sanctions are lifted or a license is obtained under applicable law to continue such dealings.

(b)                Source and Use of Funds.

(i)                 The Subscriber further represents and warrants that the Subscriber: (1) has conducted thorough due diligence with respect to all of its beneficial owners, (2) has established the identities of all direct and indirect beneficial owners and the source of each beneficial owner’s funds and (3) will retain evidence of those identities, any source of funds and any due diligence. The Subscriber acknowledges that, pursuant to anti-money laundering laws and regulations, the Investment Manager acting on behalf of the Fund may be required to collect documentation verifying the Subscriber’s identity and the source of funds used to acquire Shares before, and from time to time after, acceptance by the Investment Manager, on behalf of the Fund, of this Subscription Agreement.

(ii)               The Subscriber represents, warrants and agrees that no subscription amount, contribution or payment to the Fund and no distribution to the Subscriber shall cause the Related Parties to be in violation of applicable U.S. federal or state or non-U.S. laws or regulations, including, without limitation, anti-money laundering, economic sanctions, anti-bribery or anti-boycott laws or regulations, 18 U.S.C. Sections 1956 and 1957, Sanctions or the U.S. Foreign Corrupt Practices Act.

(iii)             The Subscriber agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations and/or if the Fund determines in its sole discretion that such action is in the best interests of the Fund, the Fund may “freeze the account” of the Subscriber, either by prohibiting additional investments by the Subscriber, segregating assets of the Subscriber and/or suspending other rights the Subscriber may have under the Bylaws and (B) the Fund may be required to report such action or confidential information relating to the Subscriber (including without limitation, disclosing the Subscriber’s identity) to the regulatory authorities.

(iv)       The Subscriber understands and agrees that the Fund may not accept any amounts from a prospective subscriber if such prospective subscriber cannot make the representations set forth in this Section 3.10. If an existing Stockholder cannot make these representations, the Fund may require the redemption of such Stockholder from the Fund.

(c)                Additional Information. The Subscriber will provide to the Related Parties at any time during the term of the Fund such information that the Investment Manager determines to be necessary or appropriate (i) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (ii) to respond to requests for information concerning the identity of Subscriber from any governmental authority, self-regulatory organization or financial institution in connection with the Fund’s anti-money laundering compliance procedures, or to update such information. Failure to provide such information upon request may result in the compulsory redemption of the Subscriber’s Shares.

(d)                Filing of Suspicious Activity Reports. The Subscriber acknowledges and agrees that the Related Parties, in complying with anti-money laundering statutes, regulations and goals, may file voluntarily or as required by law suspicious activity reports (“SARs”) or any other information with governmental and law enforcement agencies that identify transactions and activities that the Related Parties reasonably determine to be suspicious, or is otherwise required by law. The Subscriber acknowledges that the Related Parties are prohibited by law from disclosing to third parties, including the Subscriber, any SAR filing itself or the fact that a SAR has been filed.

(e)                Freezing of Activity. The Subscriber further understands and agrees that the Investment Manager may be obligated to “freeze” the Subscriber’s activity in the Fund (e.g., by suspending rights the Subscriber may have under the Bylaws, including restricting distributions) and the Related Parties may also be required to report any action or failure to comply with information requests and to disclose the Subscriber’s identity to governmental authorities, self-regulatory organizations and financial institutions, in certain circumstances without notifying the Subscriber that the information has been so provided. Any report and/or disclosure made under these circumstances shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

(f)                 Admission of Stockholders. The Subscriber understands and agrees that, notwithstanding anything to the contrary contained in the Bylaws or any other agreement, the Investment

Manager, on behalf of the Fund, may (i) not accept any subscription for Shares from a prospective Stockholder if the prospective Stockholder cannot make the representations set forth in this Section 3.10; (ii) require the redemption of an existing Stockholder’s Shares if it cannot make the representations set forth in this Section 3.10 or fails to comply with information requests as set forth in Section 3.10(d); or (iii) take any action set forth in this Section 3.10 or any other reasonably necessary or advisable action with respect to the Shares and the Subscriber shall have no claim, and shall not pursue any claim, against the Related Parties in connection therewith.

(g)       Bring Down of Representations and Warranties. The representations and warranties set forth in this Section 3.10 shall be deemed repeated and reaffirmed by the Subscriber to the Fund as of each date that the Subscriber receives a distribution from the Fund, if any. If at any time during the term of the Fund, the representations and warranties set forth in this Section 3.10 cease to be true in any material respect, the Subscriber shall promptly so notify the Fund in writing.

3.11.       U.S. Person. The Subscriber represents, warrants, and agrees that (i) Subscriber is a U.S. person or is acquiring Shares for the account or benefit of a “U.S. person” as defined in Regulation S under the Securities Act, (i) Subscriber was not physically located outside of the U.S. at the time of receipt by it of the Private Placement Memorandum and this Subscription Agreement; and (iii) Subscriber was not physically located outside of the U.S. as of the execution date of this Subscription Agreement.

4.                   Rule 506(d) of Regulation D.

4.1.             Disqualifying Events. In the event that the Subscriber becomes subject to an event specified in Rule 506(d)(1) of the Securities Act (“Disqualifying Event”) at any date after the date of this Subscription Agreement, the Subscriber agrees and covenants to use its best efforts to coordinate with the Investment Manager (i) to provide documentation as reasonably requested by the Investment Manager related to any Disqualifying Event and (ii) to implement a remedy to address the Subscriber’s changed circumstances so that the changed circumstances will not affect in any way the Fund’s or the Related Parties’ ongoing and/or future reliance on an exemption under the Securities Act provided by Rule 506 of Regulation D.

4.2.             Remedies. The Subscriber acknowledges that, at the discretion of the Investment Manager, its remedies may include, without limitation, the waiver of all or a portion of the Subscriber’s voting power in the Fund and/or the Subscriber’s transfer or sale of its Shares. The Subscriber also acknowledges that the Investment Manager may periodically request assurance that the Subscriber has not become subject to a Disqualifying Event at any date after the date of the Subscriber’s signature on the Signature Page, and the Subscriber further acknowledges and agrees that the Investment Manager shall understand and deem the failure by the Subscriber to respond in writing to any requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 4.

5.                   Tax Information.

5.1.             Waiver of Privacy. The Subscriber certifies that the Subscriber has completed and submitted any required waiver of local privacy laws that could otherwise prevent disclosure of information to a Related Party, the IRS or any other governmental authority for purposes of Chapter 3, Chapter 4 or Chapter 61 of the Code (including without limitation in connection with FATCA, as defined below) or any intergovernmental agreement entered into in connection with the implementation of FATCA (an “IGA”), and any other documentation required to establish an exemption from, or reduction in, withholding tax or to permit the Fund to comply with information reporting requirements pursuant to Chapter 3, Chapter 4 or Chapter 61 of the Code (including, without limitation, in connection with FATCA or any IGA). As used in this Subscription Agreement, “FATCA” means one or more of the following, as the context requires: (i) Sections 1471 through 1474 of the Code and any associated legislation, regulations or guidance, or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting, financial or tax information sharing, and/or withholding tax regimes, (ii) any intergovernmental agreement, treaty or any other arrangement between one jurisdiction and any of the United States, the United Kingdom or any other jurisdiction (including between any government bodies in each relevant jurisdiction), entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in the foregoing clause (i), and (iii) any legislation, regulations or guidance implemented in a jurisdiction to give effect to the foregoing clauses (i) or (ii).

5.2.             Updated Tax Forms. The Subscriber further certifies that the Subscriber will, within 30 days of the Subscriber’s receipt of notice that the Subscriber is a Stockholder, provide to the Investment Manager a new IRS Form W-9 or applicable IRS Form and any additional documentation required if the IRS Form previously submitted by the Subscriber is not applicable (or is not accurate) with regard to the Subscriber’s interest in the Fund.

5.3.             Subscriber Obligations. The Subscriber will (a) provide prompt written notice to the Fund, and in any event within thirty (30) days, of any change in the Subscriber’s U.S. tax or withholding status, (b) execute properly and provide to the Fund, within thirty (30) days of written request by the Investment Manager (or any other Related Party), any other tax documentation or information that may be reasonably required by the Investment Manager (or another Related Party) in connection with the operation of the Fund to comply with applicable laws and regulations (including, but not limited to, the name, address and taxpayer identification number of any “substantial U.S. owner” (as defined in the Code) of the Subscriber or any other document or information requested by the Investment Manager (or another Related Party) in connection with the Fund complying with FATCA and/or any IGA or as required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Fund), and (c) execute and properly provide to the Fund, within thirty (30)days of written request by the Investment Manager (or another Related Party), any tax documentation or information that may be requested by the Investment Manager (or any Related Party).

5.4.             Reporting. The Subscriber further consents to the reporting of the information provided pursuant to this Section 5, in addition to certain other information, including, but not limited to, the value of the Subscriber’s Shares and the amount of any distributions to the Subscriber, by the Fund to the IRS or any other governmental authority if the Fund is required to do so under FATCA.

5.5.             Required FATCA Withholding. The Subscriber agrees to timely provide to the Fund such information (and, in the case of any non-natural Subscriber, such Subscriber will seek to obtain from its owners, beneficiaries, or account holders, and to provide to the Fund, such information) and to take such actions as may be necessary (in the reasonable discretion of the Investment Manager) to eliminate or minimize the amounts required to be withheld by the Fund under Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “Required FATCA Withholding”). The Subscriber acknowledges and agrees that the Fund may withhold from any distribution to the Subscriber (or at such other times as required by applicable law) any Required FATCA Withholding (regardless of whether the Subscriber has provided the information it is required to provide in accordance with this paragraph) and that such amounts withheld shall be treated as distributed to the Subscriber. The Subscriber acknowledges and understands that the Investment Manager or the Fund may be required, and is authorized to provide any information collected pursuant to this paragraph to the IRS.

5.6.             Additional Tax Representations. By executing this Subscription Agreement, the Subscriber understands and acknowledges that (i) the Investment Manager (or any other Related Party) may be required to provide the identities of the Subscriber’s direct and indirect beneficial owners to a governmental entity, and (ii) the Subscriber hereby waives any provision of law and/or regulation of any jurisdiction that would, absent a waiver, prevent the Fund from compliance with the foregoing and otherwise with applicable law as described in this Section 5. Furthermore, the Subscriber acknowledges and agrees that (a) the Fund may be required by applicable law, and is authorized, to withhold or pay a tax to the IRS or other applicable tax authority, (b) any amount of tax so withheld or paid with respect to the Subscriber shall be treated as distributed to the Subscriber, and (c) the Subscriber agrees to repay such amount to the Fund if required.

6.                   Indemnification.

6.1.             Indemnification. The Subscriber acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties contained in this Subscription Agreement, and except as otherwise agreed to in writing with the Investment Manager, hereby agrees to indemnify and hold harmless the Related Parties, each person or entity that previously was a Related Party, and each other person, if any, who controls, is controlled by, or is under common control with any of the foregoing within the meaning of Section 15 of the Securities Act (each, an “Indemnified Party”) from and against any and all loss, claim, damage, liability or expense whatsoever (including reasonable attorneys’ fees and disbursements) due to or arising out of or based upon (i) any inaccurate representation or warranty made by the Subscriber, or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber in this Subscription Agreement (including the Investor Questionnaire and the Subscriber’s tax forms) or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction, (ii) any action for securities law violations instituted by the Subscriber that is finally resolved by judgment against the Subscriber, or (iii) any action instituted by or on behalf of the Subscriber against an Indemnified Party that is finally resolved by judgment against the Subscriber or in favor of an Indemnified Party.

6.2.             Third Party Beneficiaries. Each Indemnified Party is an intended third party beneficiary of this Subscription Agreement. The remedies provided in this Section 6 shall be cumulative and shall not preclude the assertion by any Indemnified Party of any other rights or the seeking of any other remedies against the Subscriber.

6.3.             No Waiver. Notwithstanding the foregoing, nothing contained in this Subscription Agreement or the Bylaws shall constitute a waiver by a Subscriber of any of his, her or its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

7.                   Instructions. The Related Parties are authorized and instructed to accept and execute any instructions in respect of the Shares to which this Subscription Agreement relates given by the Subscriber in written form or by facsimile or other form of electronic transmission (collectively, “Electronic Instructions”). If Electronic Instructions are given by the Subscriber, the Subscriber undertakes to send the original letter of instructions to the Fund and, except as otherwise agreed to in writing with the Investment Manager, agrees to keep each of the Related Parties indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon, or failing to act upon, Electronic Instructions. The Related Parties may rely conclusively upon and shall incur no liability in respect of (i) any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons or (ii) the non-receipt of any instructions relating to the Shares of the Subscriber delivered by facsimile or other electronic means.

8.                   Power of Attorney. The Subscriber, by executing this Subscription Agreement, hereby appoints the Investment Manager, with full power of substitution, as the Subscriber’s true and lawful representative and attorney-in-fact, and agent of the Subscriber, with full power and authority to make, execute, acknowledge, verify, swear to, deliver, record and file, in the Subscriber’s name, place and stead, any agreement or instrument that the Investment Manager deems appropriate to admit the Subscriber as a Stockholder of the Fund. To the maximum extent permitted by law, this power of attorney (“Power of Attorney”) is coupled with an interest, is irrevocable and will survive, and will not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Subscriber. The Subscriber represents and warrants that the Power of Attorney granted by the Subscriber has been executed by it in compliance with the laws of the state or jurisdiction in which this Subscription Agreement was executed and to which the Subscriber is subject.

9.                   Miscellaneous.

9.1.             Notices and Electronic Delivery; Privacy Policy.

(a)                The Related Parties, each at its sole and absolute discretion, may provide any notices or other communication given or made to the Subscriber and deliver to the Subscriber (or the Subscriber’s designated agents) privacy statements, financial information (audited or otherwise), reports and other communication relating to any Related Party or otherwise relating to this Subscription Agreement and/or the Subscriber’s investment in the Fund (collectively, “Disclosures”) in electronic form, such as via email or posting to a password protected website.

(b)                The Related Parties will send emails to the email address that the Subscriber has included on the Investor Questionnaire. If an email notification is undeliverable, delivery of the notice will be made to the Subscriber’s postal mail address of record. The Related Parties reserve the right to post communication on their respective websites without providing notice to the Subscriber, when permitted by law.

(c)                The Subscriber agrees that all Disclosures provided to the Subscriber via email notification or the website will be deemed to have been good and effective delivery to the Subscriber when sent or posted, regardless of whether the Subscriber actually or timely receives or accesses the email notification.

(d)                The Subscriber understands that if it has any doubts about the authenticity of an email purportedly sent by the Related Parties, the Subscriber should contact the purported sender immediately.

(e)                By signing this Subscription Agreement, the Subscriber affirmatively consents to the receipt of Forms 1099 in electronic form. The Subscriber may withdraw its consent by notifying the Investment Manager by email to funds@crowdstreet.com. The Investment Manager will provide written confirmation of its receipt of a notice of withdrawal and the effective date of the withdrawal. The effective date of the withdrawal of consent will either be the date the notice of withdrawal is received or a subsequent date that will be communicated to the Subscriber within a reasonable time after the receipt of notice of the withdrawal of consent.

(i)                 A withdrawal of consent does not apply to a Form 1099 that was furnished electronically before the date on which the withdrawal of consent takes effect.

(ii)               Forms 1099 will no longer be furnished electronically if the Subscriber provides notice that it has withdrawn consent, if the Subscriber is no longer a Stockholder or if the IRS no longer permits electronic delivery.

(iii)             The Subscriber is required to provide the Fund and/or the Investment Manager with any updates to the Subscriber’s email address by emailing the Investment Manager. The Subscriber will be notified of any changes in the contact information for the Fund and/or the Investment Manager by a notice given in accordance with the provisions of this Subscription Agreement.

(iv)              Forms 1099 may be required to be printed and attached to a Federal, state or local income tax return.

9.2.             Credit Facilities. The Subscriber acknowledges that the Fund may enter into one or more revolving credit facilities with one or more syndicates of banks or incur indebtedness in lieu of or in advance of subscriptions.

9.3.             Confidential Information. The Subscriber agrees that this Subscription Agreement, the Offering Materials and the Bylaws and all financial statements, tax reports, portfolio valuations, reviews or analyses of potential or actual investments, reports or other materials prepared or produced by the Related Parties, and all other documents and information concerning the affairs of the Fund and/or its investments (collectively, the “Confidential Information”) that the Subscriber may receive pursuant to or in accordance with this Subscription Agreement, or otherwise as a result of its ownership of Shares, constitute proprietary and confidential information about the Related Parties.

(a)                The Subscriber acknowledges that the Related Parties derive independent economic value from the Confidential Information not being generally known and that the Confidential Information is the subject of reasonable efforts to maintain its secrecy.

(b)                The Subscriber further acknowledges that the Confidential Information is a trade secret, the disclosure of which is likely to cause substantial and irreparable competitive harm to the Related Parties and their respective businesses.

(c)                The Subscriber shall not reproduce any of the Confidential Information or portion of the Confidential Information or make the contents available to any third party other than a disclosure on a need-to-know basis to the Subscriber’s legal, accounting or investment advisers, auditors and representatives (collectively, “Advisers”) without the prior consent of the Investment Manager, except to the extent compelled to do so in accordance with applicable law (in which case the Subscriber shall, to the fullest extent permitted by law, promptly notify the Investment Manager of the Subscriber’s obligation to disclose any Confidential Information) or with respect to Confidential Information that otherwise becomes publicly available other than through breach of this provision by the Subscriber.

(d)                The Subscriber agrees to notify the Subscriber’s Advisers about their obligations in connection with Confidential Information and will further cause its Advisers to abide by the aforesaid provisions relating to Confidential Information.

9.4.             Further Advice and Assurances. All information which the Subscriber has provided to the Related Parties is true, correct and complete in all material respects as of the date hereof, and the Subscriber agrees to notify the Fund and the Investment Manager promptly, but in any event within thirty (30) calendar days, upon becoming aware of any representation, warranty or information contained in this Subscription Agreement being untrue in any respect at any time. The Subscriber agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Fund may from time to time reasonably request to verify the accuracy of the Subscriber’s representations and warranties herein, establish the identity of the Subscriber and the direct and indirect participants in its investment in the Fund, to the extent applicable, to effect any transfer and admission and/or comply with any law, rule or regulation to which the Fund may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.

9.5.             Headings. Section and other headings contained in this Subscription Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Subscription Agreement.

9.6.             Governing Law; Consent to Jurisdiction; Venue and Service of Process. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its conflicts of law rules, notwithstanding the place where this Subscription

Agreement may be executed by any party. To the extent permissible under applicable law, the Subscriber hereby irrevocably agrees that any suit, action or proceeding (“Action”) with respect to this Subscription Agreement may, but need not, be resolved, whether by arbitration or otherwise, within the State of Delaware. Accordingly, the parties consent and submit to the non-exclusive jurisdiction of the federal and state courts and any applicable arbitral body located within the State of Delaware. The Subscriber agrees and consents that service of process as provided by U.S. federal and Delaware law may be made upon the Subscriber in any Action.

9.7.             Entire Agreement. This Subscription Agreement incorporates by reference the Bylaws and the Private Placement Memorandum, and along with the Bylaws and Private Placement Memorandum constitute the entire agreement between the parties hereto with respect to the subject matter of this Subscription Agreement and may be amended only in writing, executed by all parties hereto.

9.8.             Severability. Each provision of this Subscription Agreement (including without limitation each representation made in the Investor Questionnaire and each provision of or grant of authority by or in the Power of Attorney) shall be considered severable. If it is determined by a court of competent jurisdiction that any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then that provision shall (i) be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with applicable law; and (ii) not affect the validity or enforceability of any other provisions of this Subscription Agreement, and to this extent the provisions of this Subscription Agreement shall be severable.

9.9.             Successors and Assigns. This Subscription Agreement (i) shall be binding upon the Subscriber and the heirs, legal representatives, successors and permitted assigns of the Subscriber and shall inure to the benefit of the Fund and its successors and assigns, (ii) shall survive the acceptance of the Subscriber as a Stockholder of the Fund, (iii) shall, if the Subscriber consists of more than one person, be the joint and several obligation of each, and (iv) may be executed in counterparts, all of which when taken together, shall be deemed one original.

9.10.          Survival. The representations and warranties of the Subscriber in, and the other provisions of, this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement and the admission of the Subscriber as a Stockholder.